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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, is made this 15th day of August, 2000,
By and between LandStar, a Nevada corporation, with its corporate office located in Victoria, BC, Canada ("Employer"), and Michael Elles, an individual of 7704 Aubrey Lane, N. Richland Hills, Texas 76180 ("Employee").

RECITALS
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1.       Employer desires to enlist the services of Employee as its Director of
         Market Development and Employee desires to render such services.
2. Employee has executed this Agreement of his own free will and judgement, free of undue influence, coercion or duress.

AGREEMENT
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1.       EMPLOYMENT: Employer hereby employs Employee and Employee hereby accepts employment with Employer upon the terms and conditions contained herein.

2. TERMS: The terms of this Agreement shall commence on August 15, 2000 and shall continue for five (5) years unless sooner terminated in accordance with the provisions of Paragraph 10 below.

3. FULL TIME EMPLOYMENT: Employee agrees to devote his full time and effort to the performance of his duties under this Agreement and agrees that he shall not engage in any other gainful occupation during the term of his employment hereunder without the prior written consent of the Employer.

4. POSITION AND DUTIES: Employee shall have such position and duties as are customary to the position of Director of Market Development, or such other similar services as shall be assigned to him from time to time by Employer. As the Director of Market Development, Employee shall have numerous responsibilities, including but not limited to: the development and implementation of corporate strategies involving product and market development; direct supervision of personnel involved in the sale of company products; coordinate corporate activities during the acquisition and development phase of business operations; preparation and monitoring of product and market development budgets.

5. COMPENSATION: Employee shall be paid annual compensation of at least Ninety-Six Thousand ($96,000.00) Dollars, or such greater amount as may be established by Employer, and said compensation shall be payable in appropriate installments, less required withholding, according to the regular payroll practice for salaried personnel of Employer. Employee shall also receive 100,000 shares of common stock in the corporation, which will be restricted pursuant to Rule 144.

6. BENEFITS: Employee shall receive and shall be subject to such fringe benefits or fringe benefit programs as are from time to time established by the Employer for, and uniformly applied to its Senior Management. Such fringe benefits shall include the following:

         (a)      paid sick leave;

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         (b) a benefits insurance package including hospital/medical, term life, short and long term disability, and accidental death coverage. The Employee recognizes that these coverage's may be on a "co-pay" basis;

         (c) paid holidays;

         (d) twenty (20) days paid vacation annually, taken at the discretion of the Employee;

         (e) payment for appropriate professional memberships, subscriptions, meetings and conferences as approved by Employer; and as needed in order to perform in a proficient manner;

         (f) participation in any Senior Management Stock Option plan approved by the Board of Directors;

         (g) reimbursement of all reasonable expenses associated with the Employer's decision to relocate the Employee to another location;

7. BUSINESS EXPENSES: The Employer shall provide a business expense account allowance for reasonable, ordinary and necessary expenses incurred by Employee in the performance of his duties on behalf of Employer, subject to Employee in the performance of his duties on behalf of Employer, subject to Employee's prompt submission of proper documentation for tax and accounting purposes and subject to the approval by the Employer.

8. REPORTING: The Employee shall report to the Management Team, in his capacity as an executive with the corporation, for purposes of rendering his services under this Agreement.

9. CONFIDENTIALITY: Employee understands that, in performing duties hereunder, Employee will, from time to time, have access to information, which Employer considers to be confidential. In recognition of this fact, Employee agrees not to use such information or to disclose it to any third party during the term hereof or following termination. All information shall be left with or returned to Employer in the event of termination.

10. TERMINATION: This Agreement may be terminated under the following circumstances, in the following manner, and subject to the following terms and provision:

(a) This Agreement may be terminated by the Employer upon written notice to the Employee in the event of his conviction of any criminal offense (other than a traffic misdemeanor), or in the event of the Employee's failure to perform his duties as set forth herein other than the inability to perform his duties and responsibilities hereunder due to illness, injury or disability.

(b) This Agreement may be terminated by the Employer upon written notice to the Employee in the event the Employee becomes and remains disabled (defined as meaning his inability to substantially perform his duties) for a continuous period of one hundred eighty (180) calendar days;

(c) This Agreement may be terminated at any time upon the mutual agreement of the Employee and the Employer;

(d) This Agreement may be terminated by the Employee upon sixty (60) calendar days prior written notice to the Employer;
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(e)  This Agreement shall terminate upon the death or retirement of the
     Employee.

11. TERMINATION OF EMPLOYMENT WITHOUT CAUSE: Employer may terminate the services of Employee hereunder without cause, and if Employer should terminate the services of Employee without cause, except as provided under Paragraph 10 (a), this Agreement shall terminate and the Company's sole obligation shall be to compensate Employee as follows:

(a) Employer shall (I) continue to pay Employee his base salary, consistent with the Employer's payroll practices for salaried employees, for the remainder of the term of this Agreement, or for a one (1) year period, which ever is lesser, (the "Severance Period"), (II) pay pro-rata incentive or bonus payments to which Employee would have otherwise been entitled pursuant to paragraph five (5) above and/or under the plans in which Employee was a participant, and (III) continue to provide, under the same terms and conditions, during the Severance Period all group health and life insurance in effect at the date of termination, provided that such coverage and benefits are not actually received by Employee from other sources during the Severance Period, all of which shall be reported by Employee to Employer.

(b) Employer will pay reasonable costs of outplacement services to be provided by a qualified consultant selected by Employer. Any payments made for such outplacement services shall not exceed an amount equal to three (3) months of Employee's salary at the time of termination.

12. TERMINATION UPON SALE OF BUSINESS: Anything to the contrary not withstanding, upon the occurrence of any of the following events, this contract shall be considered terminated and the provision of paragraph eleven (11) above shall apply:

(a) The Employer sells substantially all of its assets to a single purchaser or to a group of associated purchasers; "substantially all of its assets" being defined as more than eighty (80%) percent of its assets as determined by the corporate accountant;

(b) At least two-thirds (2/3) of the outstanding capital shares of the Employer are sold, exchanged, or otherwise disposed of, in one transaction.

(c)  The Employer elects to terminate its business or liquidate its assets;
     or

(d) There is a merger or consolidation of the Employer in a transaction in which the Employer's shareholders receive less than fifty percent (50%) of the outstanding voting shares of the new or continuing corporation.

13. SUCCESSORS AND ASSIGNS: This Agreement shall inure to the benefit of, and be binding upon, the Employer, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of the company's assets and business or into which the company may be consolidated or merged, and the Employee, his heirs, executors, administrators and legal representatives.

14. NOTICES: All notices permitted or required hereunder shall be in writing and either by mail or personal delivery. If by mail, notice shall be deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested and addressed to the party to whom notice is directed. If by personal delivery, notice shall be personally delivered to the party to whom notice is directed.

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         Notice shall be deemed effective on the date postmarked, if by mail, or on the date of delivery, if personally delivered.

15. SEVERABILITY: The invalidity or unenforceability of any provision of this Agreement shall not affect the Enforceability of validity of remaining provisions and this Agreement shall be construed in all respects as if any invalid or unenforceable provision were omitted.

16. WAIVER: No term, condition, covenant or provision contained in this Agreement may be waived except in a writing signed by the waiving party. No oral statements, course of conduct or course of dealing shall be deemed a waiver. No waiver by any party hereto of any violation or breach of this Agreement shall be deemed or construed to constitute a waiver of any other violation or breach, or as a continuing waiver of any violation or breach.

17. APPLICABLE LAW: This Agreement shall be interpreted, construed and governed by the laws of the state of Nevada. The parties consent to the jurisdiction of the Circuit Courts of Clark County, State of Nevada.

18. CAPTIONS: The captions or headings to the various paragraphs contained in this Agreement are for convenience only and shall to no extent affect the meaning, scope or interpretation hereof.

19. COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one instrument.

20. BINDING EFFECT: This Agreement shall be binding upon and inure to the benefit of the parties hereto as well as their respective heirs, devisees, executors, administrators, personal representatives, successors and assigns.

21. MERGER AND MODIFICATION: This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and any prior discussions, negotiations and agreements between the parties are merged herein. No amendment or modification of this Agreement shall be enforceable except if in writing and signed by the party against whom enforcement is sought.

22. WORDS IN GENDER OR NUMBER: Unless the context clearly indicated the contrary, the singular number, as used herein, shall include the plural, the singular and the use of any gender shall be applicable to all genders.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

In the Presence of:                                  EMPLOYER

                                                     LANDSTAR
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                                                     By:/s/ D. Elroy Fimrite
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                                                     Its: President

/s/ Michael Elles
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Michael Elles, Employee